UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) November 30, 2007
Reynolds American Inc.
(Exact Name of Registrant as Specified in its Charter)

North Carolina	1-32258	20-0546644
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
401 North Main Street,
Winston-Salem, NC 27101
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: 336-741-2000
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     At a meeting held on November 30, 2007, the board of directors of Reynolds American Inc., referred to as RAI, appointed Thomas R. Adams as Executive Vice President and Chief Financial Officer of RAI, effective January 1, 2008, to succeed Dianne M. Neal, who announced her decision to resign from such position for personal reasons. Ms. Neal has agreed to continue as an employee of RAI for a transition period ending on March 31, 2008. Also at its meeting on November 30, 2007, RAI’s board of directors appointed Frederick W. Smothers as Senior Vice President and Chief Accounting Officer, effective January 1, 2008, to succeed Mr. Adams in that position. A copy of RAI’s press release announcing the foregoing management changes is attached to this report as Exhibit 99.1.
     Prior to the above appointment, Mr. Adams, age 57, had served as Senior Vice President and Chief Accounting Officer of RAI since March 15, 2007, as Senior Vice President — Business Processes of RAI from November 1, 2006 to March 14, 2007, and as Senior Vice President — Business Processes of R. J. Reynolds Tobacco Company, RAI’s principal operating subsidiary referred to as RJRT, from May 2005 to October 2006. From July 2004 to May 2005, Mr. Adams served as Senior Vice President and Chief Accounting Officer of RAI and RJRT. He also served as Senior Vice President and Controller of R.J. Reynolds Tobacco Holdings, Inc., referred to as RJR, and RJRT from June 1999 to July 2004. From 1985 until 1999, Mr. Adams was a partner at the accounting firm of Deloitte & Touche LLP. Mr. Adams is a member of the board of directors of Technology Concepts & Designs, Inc., an affiliate of RJR; the Old Hickory Council of the Boy Scouts of America; and the board of commissioners of the Housing Authority of the City of Winston-Salem.
     Mr. Smothers, age 44, joined RAI in October 2007 as Vice President and Controller. From 2002 to 2007, he was an independent management consultant, serving as chief executive officer of ATRS Consulting, a firm he owns, from 2005 until October 2007. From 1986 to 2002, Mr. Smothers worked at Deloitte & Touche LLP, serving as a partner at that firm from 1998 to 2002. Prior to Mr. Smothers joining RAI in October 2007, RAI and certain of its subsidiaries used the services of ATRS Consulting. During 2007, prior to Mr. Smothers joining RAI as an employee, RAI and its subsidiaries, as a group, paid ATRS Consulting $346,223 for services rendered in 2007 and for certain services rendered in 2006. RAI and its subsidiaries ceased using the services of ATRS Consulting before Mr. Smothers joined RAI in October 2007, and neither RAI nor any of its subsidiaries currently has any plans to use the services of ATRS Consulting.
     In connection with his appointment as Chief Financial Officer, RAI’s board approved the following changes to Mr. Adams’s compensation package, effective January 1, 2008: (1) an increase in his annual base salary from $345,000 to $500,000; (2) an increase in his annual target bonus from 50% to 75% of his annual base salary; and (3) an increase in the formula for any grants to him under RAI’s Long-Term Incentive Plan, referred to as the LTIP, from a maximum of 1.5 times to a maximum of 2.5 times his annual base salary. Also, RAI’s Board approved the following changes to Mr. Smothers’s compensation package, effective January 1, 2008, in connection with his promotion to Chief Accounting Officer: (1) an increase in his annual base salary from $290,000 to $319,000; (2) an increase in his annual target bonus from 45% to 50% of his annual base salary; and (3) an increase in the formula for any grants to him under the LTIP from a maximum of 1.0 times to a maximum of 1.5 times his annual base salary. The foregoing payments and benefits are in addition to the other employee benefits to which Messrs. Adams and Smothers are currently entitled.
     In consideration for Ms. Neal remaining employed with RAI for a transition period commencing January 1, 2008, and agreeing to comply with the non-compete and other provisions of a letter agreement with RAI, dated December 5, 2007 (a copy of which is attached to this Report as Exhibit 10.1), RAI’s Board approved the payment to Ms. Neal of a $180,000 retention bonus, provided she remains employed with RAI through March 31, 2008.
     Also, subject to Ms. Neal remaining employed through March 31, 2008, and complying with the other terms of the above mentioned letter agreement, RAI’s Board agreed to treat Ms. Neal’s resignation as a retirement solely for purposes of the LTIP, thus entitling her to vest in a pro rata portion of her LTIP awards which remain outstanding on the last day of her employment. The terms and conditions that otherwise apply to such awards will remain in effect, except that as a result of an amendment approved by RAI’s board at its meeting on November 30, 2007, the performance units granted to Ms. Neal in March 2007 will be paid on a pro rata basis to Ms. Neal as soon as practicable after her employment termination date based upon the initial value of such performance units; in the absence of the amendment, such performance units would have been paid in early 2010 based upon the three-year performance period ending on December 31, 2009. Based upon her expected employment termination date of March 31, 2008, the value of such performance units (which will be payable in cash) is $430,023. The value of Ms. Neal’s other outstanding performance units awarded under the LTIP, which were granted in March 2006, is not currently determinable or estimable; the value of such performance units, also payable in cash, generally will be determined and paid only after the conclusion of the three-year performance period ending on December 31, 2008. Ms. Neal’s remaining outstanding LTIP awards consist of shares of restricted RAI common stock. Based upon the closing per share price of RAI common stock on December 4, 2007, the value of the pro rata number of shares of such restricted stock in which she would vest based upon her expected employment termination date of March 31, 2008, was $926,990.
     Ms. Neal will continue to receive through her employment termination date the same salary payments and other employee benefits which she currently receives or to which she is otherwise entitled, in accordance with the terms of the applicable benefit plan, agreement or program. Ms. Neal will receive no severance or salary continuation payments in connection with her termination of employment.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
     The following are furnished as Exhibits to this Report.

Number	Exhibit

10.1	Letter Agreement, dated December 5, 2007, between Reynolds American Inc. and Dianne M. Neal.

99.1	Press Release of Reynolds American Inc., dated December 4, 2007.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REYNOLDS AMERICAN INC.
By:	/s/ McDara P. Folan, III
	Name:	McDara P. Folan, III
	Title:	Senior Vice President, Deputy General Counsel and Secretary

Date: December 6, 2007